UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SAFE BULKERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Apt. D11,

Les Acanthes

6, Avenue des Citronniers

MC98000 Monaco
(Address of principal executive office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
8.00% Series D Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, $25.00 liquidation preference per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-186977.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8.00% Series D Cumulative Redeemable Perpetual Preferred Shares of Safe Bulkers, Inc. (the “Registrant”) is set forth under the caption “Description of Series D Preferred Shares” in the prospectus of the Registrant dated June 23, 2014, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-186977), filed with the Securities and Exchange Commission on February 28, 2013, as amended on April 5, 2013. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

3.1	Amended and Restated Articles of Incorporation of Safe Bulkers, Inc., incorporated herein by reference to the Company’s Registration Statement on Form F-1 dated as of May 16, 2008 (Reg. No. 333-150995).

3.2	Articles of Amendment of First Amended and Restated Articles of Incorporation of Safe Bulkers, Inc., incorporated herein by reference to the Company’s Form 6-K filed with the SEC on October 8, 2009.

3.3	First Amended and Restated Bylaws of Safe Bulkers, Inc., incorporated herein by reference to the Company’s Registration Statement on Form F-1 dated as of May 16, 2008 (Reg. No. 333-150995).

3.4	Statement of Designation of the 8.00% Series D Cumulative Redeemable Perpetual Preferred Shares.

4.1	Specimen Copy of 8.00% Series D Cumulative Redeemable Perpetual Preferred Share Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 30, 2014

SAFE BULKERS, INC.,

By: /s/ KONSTANTINOS ADAMOPOULOS
Name: Konstantinos Adamopoulos
Title: Chief Financial Officer